Exhibit 4.97
                                                                    ------------
                                 AMENDMENT NO. 5
                           TO NOTE PURCHASE AGREEMENT
                           Dated as of March 18, 2003

     This AMENDMENT NO. 5 TO NOTE PURCHASE AGREEMENT, dated as of March 18, 2003 (this "Amendment") is among RENTAL CAR FINANCE CORP., an Oklahoma corporation
("RCFC"), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), the entities party hereto as Conduit Purchasers (the "Conduit Purchasers"), the entities party hereto as Committed Purchasers (the "Committed Purchasers"), the entities party thereto as Managing Agents (the "Managing Agents"), and THE BANK OF NOVA SCOTIA (the "Administrative Agent").

                                    RECITALS:

          A. RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and Bank One, NA, as administrative agent, entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001, by that certain Amendment No. 2 to Note Purchase Agreement, dated as of January 31, 2002, by that certain Amendment No. 3 to Note Purchase Agreement, dated as of April 16, 2002, by that certain Addendum to Note Purchase Agreement, dated as of August 15, 2002 and by that certain Amendment No. 4 to Note Purchase Agreement, dated as of December 12, 2002 (the "Note Purchase Agreement").

          B. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 14, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement dated as of April 20, 2001, by that certain Amendment No. 2 to Series 2000-1 Supplement dated as of January 31, 2002, by that certain Amendment No. 3 to Series 2000-1 Supplement dated as of April 16, 2002, , by that certain Amendment No. 4 to Series 2000-1 Supplement dated as of August 12, 2002, by that certain Amendment No. 5 to Series 2000-1 Supplement dated as of August 15, 2002; and by that certain Amendment No. 6 to Series 2000-1 Supplement dated as of December 12, 2002 (the "Supplement").

          C. Simultaneously herewith, RCFC and Trustee are entering into that certain Amendment No. 7 to the Supplement (the "Supplement Amendment" and, together with this Amendment, the "Series 2000-1 Amendments").

          D. The parties hereto wish to amend the Note Purchase Agreement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Note Purchase Agreement. For purposes of this Amendment, the following terms shall have the meanings set forth below:

          a. "Amendment Effective Date" means the date on which all conditions precedent to the effectiveness of this Amendment, as set forth in Section 3 hereof, have been satisfied.

     2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree to the following amendments to the Note Purchase Agreement:

          a.   The   introductory  paragraph  of  Section  10.04(a)  of the Note
Purchase Agreement is hereby amended in its entirety to read as follows:

               (a) If after the date hereof, (1) the adoption of any Governmental Rule or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Governmental Rule or bank regulatory guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any directive of any Governmental Authority (whether or not having the force of Governmental Rule) or
          (2) the Financial Accounting Standards Board's Interpretation No. 46, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of a Conduit Purchaser with the assets and liabilities of any Indemnified
          Party:

          b. Schedule II of the Note Purchase Agreement is hereby amended in its entirety as set forth in Exhibit A hereto.

          c. Schedule III of the Note Purchase Agreement is hereby amended in its entirety as set forth in Exhibit B hereto.

     3. Waiver of Section 2.04. Notwithstanding anything to the contrary in the Note Purchase Agreement, the parties hereto hereby waive compliance with the notice requirement set forth in Section 2.04(b) of the Note Purchase Agreement.

     4. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned upon satisfaction of the following conditions precedent:

          a. The Administrative Agent shall have received counterparts of the Series 2000-1 Amendments signed by the parties thereto.

          b. Each of the representations and warranties in the Amended Series Documents (hereinafter defined) and in Sections 4 and 5 below shall be true and correct in all material respects.

          c. The Managing Agents shall have received copies of (i ) an Officer's Certificate certifying that the Certificate of Incorporation and By-Laws of RCFC and DTAG have not changed since December 6, 2002, (ii) board of directors resolutions of RCFC and DTAG with respect to the transactions contemplated by the Series 2000-1 Amendments and (iii) incumbency certificates of RCFC and DTAG each certified by appropriate corporate authorities.

          d. Counsel to RCFC and DTAG shall have delivered to the Managing Agents favorable opinions, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering due authorization and such other matters as any Managing Agent shall reasonably request.

          e. Special New York counsel to RCFC and DTAG shall have delivered favorable opinions, dated the date hereof and reasonably satisfactory in form and substance to the Managing Agents and their counsel, covering enforceability and such other matters as any Managing Agent shall reasonably request.

          f.   Dresdner  shall  have   received  payment of   the  fees  payable
pursuant to that certain fee letter agreement dated as of the date hereof among BNS, Dresdner, RCFC and DTAG.

          g. All Governmental Actions of all Governmental Authorities required with respect to the transactions contemplated by the Series 2000-1 Amendments shall have been obtained or made.

          h. No Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, shall have occurred or be continuing.

          i. The Administrative Agent and Managing Agents shall have received such other documents, instruments, certificates, opinions and approvals as they may reasonably request.

     5. Representations and Warranties of RCFC. RCFC hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent, as of the date hereof and as of the Amendment Effective Date, and the Purchasers, the Managing Agents and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering into this Amendment:

          a. The performance of RCFC's obligations under the Series 2000-1 Amendments and the Series Documents, as amended by the Series 2000-1 Amendments (the "Amended Series Documents"), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of RCFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to RCFC.

          b. No Governmental Action which has not been obtained is required by or with respect to RCFC in connection with the execution and delivery of the Series 2000-1 Amendments by RCFC or the consummation by RCFC of the transactions contemplated thereby or by the Amended Series Documents.

          c. Each of the Series 2000-1 Amendments has been duly authorized, executed and delivered by RCFC, and the Series 2000-1 Amendments and the Amended Series Documents are the valid and legally binding obligations of RCFC, enforceable against RCFC in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          d. There is no pending or, to RCFC's knowledge, threatened action, suit or proceeding by or against RCFC before any Governmental Authority or any arbitrator (i) with respect to the Series 2000-1 Amendments or any Amended Series Document or any of the transactions contemplated herein or therein, or
(ii) with respect to RCFC which, in the case of any such action, suit or proceeding with respect to RCFC, if adversely determined, would have a material adverse effect on the ability of RCFC to perform its obligations hereunder or thereunder.

     6. Representations and Warranties of DTAG. DTAG hereby makes the following representations and warranties to the Purchasers, the Managing Agents and the Administrative Agent as of the date hereof and as of the Amendment Effective Date, and the Purchasers and the Administrative Agent shall be deemed to have relied on such representations and warranties in entering this
Amendment:

          a. The performance of the obligations of DTAG under this Amendment and the Amended Series Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created by the Amended Series Documents), charge or encumbrance upon any of the property or assets of DTAG pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it or any of its Affiliates is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws or any Governmental Rule applicable to DTAG.

          b. No Governmental Action which has not been obtained is required by or with respect to DTAG in connection with the execution and delivery of this Amendment or the consummation by DTAG of the transactions contemplated hereby or thereby or by the Amended Series Documents to which it is a party.

          c. This Amendment has been duly authorized, executed and delivered by DTAG and this Amendment and the Amended Series Documents to which it is a party are the valid and legally binding obligations of DTAG, enforceable against DTAG in accordance with their respective terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          d. There is no pending or, to the knowledge of DTAG, threatened action, suit or proceeding by or against DTAG before any Governmental Authority or any arbitrator (i) with respect to this Amendment or any Amended Series Document to which it is a party or any of the transactions contemplated herein or therein, or (ii) with respect to DTAG which, in the case of any such action, suit or proceeding with respect to DTAG, if adversely determined, would have a material adverse effect on the ability of DTAG to perform its obligations hereunder or thereunder.

     7.   Reference to and Effect on Note Purchase Agreement.

          a. Upon and after the effectiveness of this Amendment, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Purchase Agreement, and each reference in the Series Documents to "the Note Purchase Agreement", "the Series 2000-1 Note Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as modified hereby.

          b. Except as specifically modified above, the Note Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The consents contained herein are limited to the specific facts and circumstances set forth therein and shall not operate as a waiver of, or a consent to any variation from, any other provision of the Note Purchase Agreement or any of the Series Documents.

          c. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Series Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Series Documents.

     8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     9. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                        RENTAL CAR FINANCE CORP., as Seller


                                        By:  ___________________________________
                                              Pamela S. Peck
                                              Vice President and Treasurer


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                          as Master Servicer


                                        By:  ___________________________________
                                              Pamela S. Peck
                                              Treasurer

                                        LIBERTY STREET FUNDING CORP., as a
                                          Conduit Purchaser


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        THE BANK OF NOVA SCOTIA, as a Committed
                                          Purchaser, as the Managing Agent for
                                          the BNS Ownership Group and as the
                                          Administrative Agent


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        DEUTSCHE BANK, AG, New York Branch, as
                                          a Committed Purchaser


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        BEETHOVEN FUNDING CORPORATION, as a
                                          Conduit Purchaser


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        DRESDNER BANK AG, as a Committed
                                          Purchaser and as the Managing Agent
                                          for the Dresdner Ownership Group


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        AMSTERDAM FUNDING CORPORATION, as a
                                          Conduit Purchaser


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        ABN AMRO BANK N.V., as a Committed
                                          Purchaser and as the Managing Agent
                                          for the ABN Ownership Group


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        By:_____________________________________
                                            Name:
                                            Title:

Consented to as of the date first written above:


DEUTSCHE BANK TRUST COMPANY AMERICAS,
  formerly known as Bankers Trust Company, a New York banking corporation


By:_____________________________________
    Name:
    Title:


CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH


By:_____________________________________
    Name:
    Title:


By:_____________________________________
    Name:
    Title:

                                                                       EXHIBIT A

                                   SCHEDULE II

                              GROUP FUNDING LIMITS

Ownership Group           Group Funding Limit
---------------           -------------------

BNS Ownership Group       One Hundred Twenty-Five million dollars ($125,000,000)

Dresdner Ownership Group  One Hundred million dollars ($100,000,000)

ABN Ownership Group       Fifty million dollars ($50,000,000)



                                    Ex. A-1

                                                                       EXHIBIT B

                                  SCHEDULE III

                              PURCHASER PERCENTAGES

-------------------- ------------------- ---------------------- ----------------
                                                                Purchaser
Managing Agent       Conduit Purchaser   Committed Purchaser    Percentage
-------------------- ------------------- ---------------------- ----------------

The Bank of          Liberty Street      The Bank of            27.2727273%
Nova Scotia          Funding Corp.       Nova Scotia


                                         Deutsche Bank, AG      18.1818182%


Dresdner Bank AG     Beethoven Funding   Dresdner Bank          36.3636363%
                     Corporation


ABN AMRO Bank N.V.   Amsterdam Funding   ABN AMRO Bank N.V.     18.1818182%
                     Corporation



                                    Ex. B-1